UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Kansas City Life Insurance Company
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-33348 (Commission File Number)	44-0308260 (I.R.S. Employer Identification No.)

3520 Broadway
Kansas City, Missouri 64111-2565
(Address of principal executive office)(Zip Code)

(816) 753-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing..

On December 16, 2015, Kansas City Life Insurance Company (the “Company”) notified the NASDAQ Capital Market (“NASDAQ”) of its intention to file a Form 25 (“Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934”) with the Securities and Exchange Commission (the “SEC”) on December 28, 2015. The purpose of the Form 25 filing is to effect the delisting from NASDAQ of the Company’s outstanding common shares, par value $1.25 per share of the Company (the “Stock”), and the deregistration of the Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company expects that the Form 25 filing will become effective on January 7, 2016. Upon the effectiveness of the Form 25 filing, the Company also intends to file, on January 7, 2016, a Form 15 with the SEC to suspend the Company’s duty to file reports under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Stock under Section 12 of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders.

At a special meeting of shareholders of the Company held on Tuesday, December 15, 2015, the Company's shareholders approved the following matters:

●
An amendment to the Company's Articles of Incorporation, whereby the Company will effect a 1-for-250 reverse stock split (the "Reverse Stock Split") of its common stock, par value $1.25 per share (the "Common Stock"), and as a result of which each shareholder owning of record fewer than 250 shares of Stock before the Reverse Stock Split will have such shares cancelled and converted into the right to receive $52.50 for each such share of Stock in lieu of receiving a fractional post-Reverse Stock Split share of Stock; and

●
An amendment to the Company's Articles of Incorporation to take effect immediately following the Reverse Stock Split, whereby the Company will effect a 250-for-1 forward stock split (the "Forward Stock Split" and, together with the Reverse Stock Split, the "Reverse/Forward Stock Split") of each one issued and outstanding share of its Common Stock (and including each fractional share of Stock in excess of one share).

On December 16, 2015, the Company filed with the Department of Insurance and the Secretary of State of the State of Missouri:

●
A Certificate of Amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split at 6:00 p.m. Central Time on December 16, 2015 (a copy of which Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference); and

●
A Certificate of Amendment to the Company's Articles of Incorporation to effect the Forward Stock Split at 6:01 p.m. Central Time on December 16, 2015 (a copy of which Certificate of Amendment is attached hereto as Exhibit 3.2 and incorporated herein by reference).

As a result of the filing of the two Certificates of Amendment referred to above:

●
Each holder of record of fewer than 250 shares of our Stock immediately before the effective time of the Reverse Stock Split will be eligible to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) for each such pre-Reverse Stock Split share of Stock, without interest, and will no longer be a shareholder of the Company with respect to such shares; and

●
Any holder of record of 250 shares of our Stock immediately prior to the effective time of the Reverse Stock Split will not receive any cash payment with respect to such Stock in connection with the Reverse Stock Split, and the number of such shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split.

Shareholders who hold their shares in street name, through a broker, bank or other nominee, will be treated in accordance with the procedures of their nominee, but the Company intends that Stock held in street name will be treated in the same manner as Stock that is held of record.

As a result of the effectiveness of the Reverse Stock Split on December 16, 2015, we anticipate that the Company will have fewer than 300 shareholders of record of our Stock and, in that case, the Company then would be eligible to terminate the registration of our Stock under the Securities Exchange Act of 1934.

The above description of the Certificates of Amendment referred to above, the Reverse Stock Split and the Forward Stock Split is qualified in its entirety by reference to the two Certificates of Amendment, a copy of which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Articles of Incorporation of The Kansas City Life Insurance Company, dated December 16, 2015 regarding the Reverse Stock Split.
3.2	Certificate of Amendment to the Articles of Incorporation of Kansas City Life Insurance Company, dated December 16, 2015 regarding the Forward Stock Split.

*                      *                      *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as "may," "will," "could," "should," "anticipates," "believes," "estimates," "expects," "intends," "plans" and variations thereof or of similar expressions.  All forward-looking statements included in this report are based on information available to us on the date hereof.  Such forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results of the Company to differ materially from those matters expressed in or implied by such forward-looking statements.  They involve known and unknown risks, uncertainties, and other factors, which are in some cases beyond the control of the Company.

*                      *                      *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY

By:	/s/ A. Craig Mason Jr.
A. Craig Mason Jr.
Senior Vice President, General Counsel and Secretary

Date:  December 16, 2015